Exhibit 99.1

Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101		Maximillian Marcy Investor Relations Contact 651-236-5062

NEWS	For Immediate Release	January 16, 2013

H.B. Fuller Reports Fourth Quarter and Fiscal Year 2012 Results

Fourth Quarter Adjusted Diluted EPS from Continuing Operations $0.641;

Fourth Quarter Diluted EPS from Continuing Operations $0.49;

Company Sets 2013 EPS guidance at $2.55 to $2.65

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the fourth quarter that ended December 1, 2012.

Fourth Quarter 2012 Highlights Included:

•	Integration of the acquired Forbo adhesives business remained on or ahead of schedule and on track to fully deliver synergy targets;

•	Net revenue was up 28 percent, organic revenue was up 3 percent from last year’s fourth quarter, as adjusted to reflect the same number of weeks in each period;

•	Gross profit margin improved 120 basis points compared to the prior quarter;

•	Regional operating income[2] increased 36 percent versus last year;

•	Adjusted diluted EPS from continuing operations of $0.64[1] was up approximately 23 percent on a comparable 13 week basis.

Full-Year 2012 Highlights Included:

•	Achieved record levels of net revenue and adjusted diluted earnings per share from continuing operations;

•	Completed acquisition of Industrial Adhesives business from the Forbo Group;

•	Completed divestiture of Central America Paints business to Grupo Mundial;

•	Integration of the acquired Forbo adhesives business remained on schedule and on track to fully deliver synergy targets;

•	Organic revenue increased 6 percent when adjusting for the extra week in the prior year;

•	Regional operating income[2] increased 39 percent year-over-year;

•	Adjusted diluted EPS[1] from continuing operations grew 28 percent year-over-year.

Note that the 2011 fiscal year had 53 weeks of commercial activity, with the extra week in the fourth quarter of 2011, while the 2012 fiscal year was the normal 52 weeks in length.

Fourth Quarter 2012 Results:

Net income from continuing operations for the fourth quarter of 2012 was $25.0 million, or $0.49 per diluted share, versus net income from continuing operations of $22.2 million, or $0.45 per diluted share, in last year’s fourth quarter. Adjusted total diluted earnings per share from continuing operations in the fourth quarter of 2012 were $0.641, up 14 percent from the prior year’s adjusted result of $0.561 and up 23 percent on a comparable 13 week basis.

Net revenue for the fourth quarter of 2012 was $513.3 million, up 27.8 percent versus the fourth quarter of 2011. Year-over-year growth was approximately 35 percent when adjusting for the extra week in the prior year. When excluding the incremental revenue from the acquired Forbo business, net revenue was flat, representing 3 percent organic growth offset by 3 percentage points of unfavorable foreign currency translation. The organic growth was comprised of a 1 percent increase in price and 2 percent growth in volume.

“The results we delivered in the final quarter of this fiscal year are impressive, even when comparing to last year’s reported results which included an extra week,” said Jim Owens, H.B. Fuller president and chief executive officer. “Our fourth quarter revenue came in right on target and we exceeded our internal expectations for margin expansion as some business integration benefits were realized earlier than anticipated and the raw material cost environment was generally favorable. Our performance trends are good, our integration plans are on schedule and we have strong momentum as we enter the 2013 fiscal year.”

Gross profit margin from continuing operations was flat compared to the prior year as the margin dilution from the acquired Forbo business was fully offset by benefits from the business integration activities and other margin enhancement initiatives. Sequentially, gross profit margin increased 120 basis points, due to the positive impact of the business integration and the favorable raw material cost environment. Relative to the prior year, Selling, General and Administrative (SG&A) expense from continuing operations increased by 24 percent to $95.4 million, but was down 50 basis points as a percentage of net revenue to 18.6 percent.

Balance Sheet and Cash Flow:

At the end of the fourth quarter of 2012, the Company had cash totaling $200 million and total debt of $520 million. This compares to third quarter levels of $208 million and $532 million, respectively. Sequentially, net debt was essentially unchanged. Operating cash flow in the fourth quarter was $44 million reflecting solid profitability in the core business and better inventory management. Operating cash flow for the full-year was $109 million. Capital expenditures were $21.0 million in the fourth quarter and $39.2 million for the full-year.

Fiscal Year 2012 Results:

“This has been a transformative year for H.B. Fuller”, said Owens. “While working to complete the acquisition of the industrial adhesives business from the Forbo Group and the divestiture of the Central America Paints business, our teams kept the momentum going. EBITDA margin expansion is one of our key financial metrics and in 2012 we delivered. In 2012 we increased our EBITDA margin by 90 basis points relative to the reported level of last year – and this was achieved while integrating the Forbo business that generated about 6 percent EBITDA margin in the year before the acquisition. The results of our hard work are evident and plans are set to extend these trends in 2013.”

Net income from continuing operations for the 2012 fiscal year was $68.3 million, or $1.34 per diluted share, versus $80.2 million, or $1.61 per diluted share, in the 2011 fiscal year. Adjusted total diluted earnings per share from continuing operations in the 2012 fiscal year were $2.201, up 28 percent from the prior year’s adjusted result of $1.721.

Net revenue for the 2012 fiscal year was $1,886.2 million, up 30.6 percent versus the 2011 fiscal year. Year-over-year growth was approximately 33 percent when adjusting for the extra week in the prior year. When excluding the incremental revenue from the acquired Forbo business, net revenue grew 3 percent, representing 6 percent organic growth offset by 3 percentage points of unfavorable foreign currency translation. The organic growth was comprised of a 5 percent increase in price and 1 percent growth in volume.

Business Integration and Special Charges

The Company has implemented a comprehensive business integration program to deliver synergies related to the acquisition of the Forbo adhesives business and to improve the performance of the EIMEA operating segment. The table below provides an estimate of the expected one-time costs of executing this multi-year project. In addition, the table lists, for each cost element, the costs incurred in the current quarter, year-to-date period, and since the project’s inception in the fourth quarter of 2011:

	Expected	Costs Incurred
Cost Elements	Costs	Q4 2012	FY 2012	Total To-Date
	($ millions)	($ millions)	($ millions)	($ millions)
Acquisition and transformation	35	2	18	26
Workforce reduction	53	5	28	28
Facility exit	17	1	1	1
Other	10	0	2	2

Total cash costs	115	8	49	57

Total non-cash costs	6	1	3	3

Fiscal 2013 Outlook:

The Company’s adjusted earnings guidance for the 2013 fiscal year is a range of $2.55 to $2.65 per diluted share. Adjusted earnings per share exclude all special charges related to the business integration project which is ongoing.

The Company expects end-market demand to generally reflect the broad economic conditions in the regions where the Company operates. Reported revenue growth is expected to be more than 10 percent while organic revenue growth is expected to be in the low single digits, the difference reflecting the benefit of a full year of the Forbo business which was acquired at the beginning of the second quarter of 2012. Raw material costs are expected to remain at current levels through the first half of 2013 with some modest inflation possible in the second half of the year. The company anticipates margin expansion in 2013, primarily related to the benefits of the business integration project, driving operating income and EBITDA growth of about 20 percent. The EBITDA margin goal for 2013 is 12.5 percent, up approximately 100 basis points relative to the 2012 fiscal year and on track to achieve the 15 percent margin target for 2015. Capital expenditures will be unusually large in 2013 as a significant portion of the investment for the business integration project is completed. The company’s earlier projections of $195 million of aggregate capital expenditures over the three years of the business integration project, or a total of about $250 million of capital expenditures over the fiscal years 2012 through 2015, are confirmed.

The table below shows each of the elements of the Company’s 2013 guidance. All amounts shown are presented on the basis described above.

Expected Full-Year
Earnings per Diluted Share	$2.55 to $2.65
Core Tax Rate	30%
Capex ( $ millions)	$110
EBITDA ($ millions)	$260-$265

Conference Call:

The Company will host an investor conference call to discuss fourth quarter and fiscal year 2012 results on Thursday, January 17, 2013, at 9:30 a.m. Central U.S. time (10:30 a.m. Eastern U.S. time). The conference call audio and accompanying presentation slides will be available to all interested parties via a simultaneous webcast at www.hbfuller.com under the Investor Relations section. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event along with the accompanying presentation will be archived on the Company’s website.

Regulation G:

Note that the 2011 fiscal year had 53 weeks of commercial activity while the 2012 fiscal year was the normal 52 weeks in length. The fourth quarter of 2011 had 14 weeks while the fourth quarter of 2012 was the normal 13 weeks in length. Year-over-year comparisons are provided on an as reported basis or in certain cases presented to reflect the estimated result as if both periods contained the same number of weeks of commercial activity. In addition, adjusted results are reported which exclude the special charges related to the business integration project, the one-time negative impact of the fair value step-up on the inventory acquired with the Forbo business and certain other one-time tax items. Reconciliations of all adjusted results are included in the final pages of this document.

The information presented in this earnings release regarding regional operating income, regional operating margin, adjusted diluted earnings per share, adjusted diluted earnings per share from continuing operations and earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below.

About H.B. Fuller Company:

For 125 years, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. Recognized for unmatched technical support and innovation, H.B. Fuller brings knowledge and expertise to help its customers find precisely the right formulation for the right performance. With fiscal 2012 net revenue of $1.9 billion, H.B. Fuller serves customers in packaging, hygiene, general assembly, paper converting, woodworking, construction, automotive and consumer businesses. For more information, visit us at www.hbfuller.com and subscribe to our blog.

Safe Harbor for Forward-Looking Statements:

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the Company’s ability to effectively integrate and operate acquired businesses; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the Company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the Company’s SEC 10-Q filings of October 5, 2012, July 6, 2012 and March 30, 2012, and 10-K filing for the fiscal year ended December 3, 2011. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the Company and the regions where the Company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, management’s best estimates of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	13 Weeks Ended	Percent of	14 Weeks Ended	Percent of
	December 1, 2012	Net Revenue	December 3, 2011	Net Revenue
Net revenue	$513,255	100.0%	$401,545	100.0%
Cost of sales	(369,541)	(72.0%)	(289,284)	(72.0%)

Gross profit	143,714	28.0%	112,261	28.0%

Selling, general and administrative expenses	(95,395)	(18.6%)	(76,680)	(19.1%)
Special charges, net	(9,204)	(1.8%)	(7,499)	(1.9%)
Asset impairment charges	(846)	(0.2%)	—	0.0%
Other income (expense), net	759	0.1%	2,170	0.5%
Interest expense	(5,476)	(1.1%)	(2,895)	(0.7%)

Income from continuing operations before income taxes and income from equity method investments	33,552	6.5%	27,357	6.8%

Income taxes	(11,191)	(2.2%)	(7,753)	(1.9%)

Income from equity method investments	2,651	0.5%	2,575	0.6%

Income from continuing operations	25,012	4.9%	22,179	5.5%

Income from discontinued operations, net of tax	182	0.0%	4,418	1.1%

Net income including non-controlling interests	25,194	4.9%	26,597	6.6%

Net income attributable to non-controlling interests	(82)	(0.0%)	(188)	(0.0%)

Net income attributable to H.B. Fuller	$25,112	4.9%	$26,409	6.6%

Basic income per common share attributable to H.B. Fuller[a]
Income from continuing operations	0.50		0.45
Income from discontinued operations	—		0.09

	$0.51		$0.54

Diluted income per common share attributable to H.B. Fuller[a]
Income from continuing operations	0.49		0.45
Income from discontinued operations	—		0.09

	$0.49		$0.53

Weighted-average common shares outstanding:
Basic	49,640		48,937
Diluted	50,798		49,821

Dividends declared per common share	$0.085		$0.075

a Income per share amounts may not add due to rounding

Selected Balance Sheet Information (subject to change prior to filing of the Company’s Annual Report on Form 10-K)

	December 1, 2012	December 3, 2011	November 27, 2010
Cash & cash equivalents	$200,436	$154,649	$131,777
Trade accounts receivable, net	320,152	217,424	196,965
Inventories	208,531	116,443	104,004
Trade payables	163,062	104,418	93,881
Total assets	1,786,320	1,227,709	1,153,457
Total debt	520,225	232,296	250,721

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	52 Weeks Ended	Percent of	53 Weeks Ended	Percent of
	December 1, 2012	Net Revenue	December 3, 2011	Net Revenue
Net revenue	$1,886,239	100.0%	$1,444,085	100.0%
Cost of sales	(1,368,963)	(72.6%)	(1,040,253)	(72.0%)

Gross profit	517,276	27.4%	403,832	28.0%

Selling, general and administrative expenses	(354,735)	(18.8%)	(286,871)	(19.9%)
Special charges	(52,467)	(2.8%)	(7,499)	(0.5%)
Asset impairment charges	(1,517)	(0.1%)	(332)	(0.0%)
Other income (expense), net	784	0.0%	4,101	0.3%
Interest expense	(19,793)	(1.0%)	(10,811)	(0.7%)

Income from continuing operations before income taxes and income from equity method investments	89,548	4.7%	102,420	7.1%

Income taxes	(30,479)	(1.6%)	(31,211)	(2.2%)

Income from equity method investments	9,218	0.5%	9,006	0.6%

Income from continuing operations	68,287	3.6%	80,215	5.6%

Income from discontinued operations[a]	57,568	3.1%	8,832	0.6%

Net income including non-controlling interests	125,855	6.7%	89,047	6.2%

Net (income) loss attributable to non-controlling interests	(233)	(0.0%)	58	0.0%

Net income attributable to H.B. Fuller	$125,622	6.7%	$89,105	6.2%

Basic income per common share attributable to H.B. Fuller
Income from continuing operations	1.37		1.64
Income from discontinued operations	1.16		0.18

	$2.53		$1.82

Diluted income per common share attributable to H.B. Fuller
Income from continuing operations	1.34		1.61
Income from discontinued operations	1.14		0.18

	$2.48		$1.79

Weighted-average common shares outstanding:
Basic	49,571		48,991
Diluted	50,618		49,866

Dividends declared per common share	$0.330		$0.295

a Fiscal 2012 includes the gain on sale of discontinued operations of $51,060, net of tax of $15,119

H.B. FULLER COMPANY AND SUBSIDIARIES

REGION FINANCIAL INFORMATION

In thousands (unaudited)

	13 Weeks Ended	14 Weeks Ended
	December 1, 2012	December 3, 2011
Net Revenue:
North America	$218,586	$169,660
EIMEA	190,336	134,130
Latin America	41,910	42,958
Asia Pacific	62,423	54,797

Total H.B. Fuller	$513,255	$401,545

Regional Operating Income:[2]
North America	$29,476	$20,672
EIMEA	12,181	9,162
Latin America	3,792	3,151
Asia Pacific	2,870	2,596

Total H.B. Fuller	$48,319	$35,581

Depreciation Expense:
North America	$4,492	$3,742
EIMEA	3,850	2,594
Latin America	499	465
Asia Pacific	1,228	1,094

Total H.B. Fuller	$10,069	$7,895

Amortization Expense:
North America	$3,156	$2,021
EIMEA	1,799	313
Latin America	64	4
Asia Pacific	471	269

Total H.B. Fuller	$5,490	$2,607

EBITDA:[3]
North America	$37,124	$26,435
EIMEA	17,830	12,069
Latin America	4,355	3,620
Asia Pacific	4,569	3,959

Total H.B. Fuller	$63,878	$46,083

Regional Operating Margin:[4]
North America	13.5%	12.2%
EIMEA	6.4%	6.8%
Latin America	9.0%	7.3%
Asia Pacific	4.6%	4.7%

Total H.B. Fuller	9.4%	8.9%

EBITDA Margin:[3]
North America	17.0%	15.6%
EIMEA	9.4%	9.0%
Latin America	10.4%	8.4%
Asia Pacific	7.3%	7.2%

Total H.B. Fuller	12.4%	11.5%

Net Revenue Growth:
North America	28.8%
EIMEA	41.9%
Latin America	(2.4%)
Asia Pacific	13.9%

Total H.B. Fuller	27.8%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGION FINANCIAL INFORMATION

In thousands (unaudited)

	52 Weeks Ended	53 Weeks Ended
	December 1, 2012	December 3, 2011
Net Revenue:
North America	$830,061	$624,494
EIMEA	672,423	473,763
Latin America	155,634	147,140
Asia Pacific	228,121	198,688

Total H.B. Fuller	$1,886,239	$1,444,085

Regional Operating Income:[2]
North America	$107,484	$76,500
EIMEA	34,483	24,590
Latin America	13,218	8,002
Asia Pacific	7,356	7,869

Total H.B. Fuller	$162,541	$116,961

Depreciation Expense:
North America	$16,659	$13,467
EIMEA	12,746	9,744
Latin America	1,819	1,686
Asia Pacific	4,563	3,991

Total H.B. Fuller	$35,787	$28,888

Amortization Expense:
North America	$11,177	$8,052
EIMEA	5,653	1,004
Latin America	198	17
Asia Pacific	1,675	1,089

Total H.B. Fuller	$18,703	$10,162

EBITDA:[3]
North America	$135,320	$98,019
EIMEA	52,882	35,338
Latin America	15,235	9,705
Asia Pacific	13,594	12,949

Total H.B. Fuller	$217,031	$156,011

Regional Operating Margin:[4]
North America	12.9%	12.2%
EIMEA	5.1%	5.2%
Latin America	8.5%	5.4%
Asia Pacific	3.2%	4.0%

Total H.B. Fuller	8.6%	8.1%

EBITDA Margin:[3]
North America	16.3%	15.7%
EIMEA	7.9%	7.5%
Latin America	9.8%	6.6%
Asia Pacific	6.0%	6.5%

Total H.B. Fuller	11.5%	10.8%

Net Revenue Growth:
North America	32.9%
EIMEA	41.9%
Latin America	5.8%
Asia Pacific	14.8%

Total H.B. Fuller	30.6%

*	Numbers are not adjusted to remove the one-time negative impact of the fair value step-up on the inventory acquired with the Forbo business of $3.3 million

H.B. FULLER COMPANY AND SUBSIDIARIES

REGION FINANCIAL INFORMATION

NET REVENUE GROWTH

(unaudited)

	13 Weeks Ended December 1, 2012
	North America	EIMEA	Latin America	Asia Pacific	Total HBF
Price	1.6%	1.0%	0.5%	(0.7%)	1.0%
Volume	1.8%	2.4%	2.3%	0.6%	1.9%

Organic Growth	3.4%	3.4%	2.8%	(0.1%)	2.9%
F/X	0.1%	(8.7%)	0.0%	0.4%	(2.8%)
Acquisition	32.4%	54.3%	1.9%	20.7%	34.8%
Extra Week (2011)	(7.1%)	(7.1%)	(7.1%)	(7.1%)	(7.1%)

	28.8%	41.9%	(2.4%)	13.9%	27.8%

	52 Weeks Ended December 1, 2012
	North America	EIMEA	Latin America	Asia Pacific	Total HBF
Price	6.4%	4.1%	4.3%	1.9%	4.8%
Volume	0.5%	3.3%	1.9%	(1.2%)	1.4%

Organic Growth	6.9%	7.4%	6.2%	0.7%	6.2%
F/X	(0.1%)	(8.7%)	0.0%	0.3%	(2.9%)
Acquisition	28.0%	45.2%	1.7%	15.8%	29.3%
Extra Week (2011)	(1.9%)	(2.0%)	(2.1%)	(2.0%)	(2.0%)

	32.9%	41.9%	5.8%	14.8%	30.6%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	13 Weeks Ended	14 Weeks Ended
	December 1, 2012	December 3, 2011
Net income including non-controlling interests	$25,194	$26,597

Income from discontinued operations	(182)	(4,418)
Income from equity method investments	(2,651)	(2,575)
Income taxes	11,191	7,753
Interest expense	5,476	2,895
Other income (expense), net	(759)	(2,170)
Asset impairment charges	846	—
Special charges	9,204	7,499

Regional Operating Income[2]	48,319	35,581

Depreciation expense	10,069	7,895
Amortization expense	5,490	2,607

EBITDA[3]	$63,878	$46,083

	52 Weeks Ended	53 Weeks Ended
	December 1, 2012	December 3, 2011
Net income including non-controlling interests	$125,855	$89,047

Income from discontinued operations	(57,568)	(8,832)
Income from equity method investments	(9,218)	(9,006)
Income taxes	30,479	31,211
Interest expense	19,793	10,811
Other income (expense), net	(784)	(4,101)
Asset impairment charges	1,517	332
Special charges	52,467	7,499

Regional Operating Income[2]	162,541	116,961

Depreciation expense	35,787	28,888
Amortization expense	18,703	10,162

EBITDA[3]	$217,031	$156,011

*	Numbers are not adjusted to remove the one-time negative impact of the fair value step-up on the inventory acquired with the Forbo business of $3.3 million

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	13 Weeks Ended	14 Weeks Ended
	December 1, 2012	December 3, 2011
Net revenue	$513,255	$401,545
Cost of sales	(369,541)	(289,284)

Gross profit	143,714	112,261

Selling, general and administrative expenses	(95,395)	(76,680)

Regional operating income[2]	48,319	35,581

Depreciation expense	10,069	7,895
Amortization expense	5,490	2,607

EBITDA[3]	$63,878	$46,083

EBITDA margin[3]	12.4%	11.5%

	52 Weeks Ended	53 Weeks Ended
	December 1, 2012	December 3, 2011
Net revenue	$1,886,239	$1,444,085
Cost of sales	(1,368,963)	(1,040,253)

Gross profit	517,276	403,832

Selling, general and administrative expenses	(354,735)	(286,871)

Regional operating income[2]	162,541	116,961

Depreciation expense	35,787	28,888
Amortization expense	18,703	10,162

EBITDA[3]	$217,031	$156,011

EBITDA margin[3]	11.5%	10.8%

*	Numbers are not adjusted to remove the one-time negative impact of the fair value step-up on the inventory acquired with the Forbo business of $3.3 million

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

				Adjusted
		13 Weeks Ended		13 Weeks Ended
		December 1, 2012	Adjustments	December 1, 2012
Net revenue		$513,255	$—	$513,255
Cost of sales		(369,541)	—	(369,541)

Gross profit		143,714	—	143,714

Selling, general and administrative expenses		(95,395)	—	(95,395)

Acquisition and transformation related costs	(2,217)
Workforce reduction costs	(4,529)
Facility exit costs	(1,840)
Other related costs	(618)

Special charges, net		(9,204)	(9,204)	—

Asset impairment charges		(846)	—	(846)
Other income (expense), net		759	—	759
Interest expense		(5,476)	—	(5,476)

Income from continuing operations before income taxes and income from equity method investments		33,552	(9,204)	42,756

Income taxes		(11,191)	1,701	(12,892)
Income from equity method investments		2,651	—	2,651

Net income from continuing operations		25,012	(7,503)	32,515

Income from discontinued operations		182	—	182

Net income including non-controlling interests		25,194	(7,503)	32,697

Net income attributable to non-controlling interests		(82)	—	(82)

Net income attributable to H.B. Fuller		$25,112	$(7,503)	$32,615

Basic income per common share attributable to H.B. Fuller[a]
Income (loss) from continuing operations		0.50	(0.15)	0.65
Income from discontinued operations		—	—	—

		$0.51	$(0.15)	$0.67

Diluted income per common share attributable to H.B. Fuller[a]
Income (loss) from continuing operations		0.49	(0.15)	0.64 [1]
Income from discontinued operations		—	—	—

		$0.49	$(0.15)	$0.64

Weighted-average common shares outstanding:
Basic		49,640	49,640	49,640
Diluted		50,798	50,798	50,798

a Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

				Adjusted
		52 Weeks Ended		52 Weeks Ended
		December 1, 2012	Adjustments	December 1, 2012
Net revenue		$1,886,239	$—	$1,886,239
Cost of sales		(1,368,963)	(3,314)	(1,365,649)

Gross profit		517,276	(3,314)	520,590

Selling, general and administrative expenses		(354,735)	—	(354,735)
Acquisition and transformation related costs	(18,167)
Workforce reduction costs	(28,087)
Facility exit costs	(4,203)
Other related costs	(2,010)

Special charges, net		(52,467)	(52,467)	—

Asset impairment charges		(1,517)	—	(1,517)
Other income (expense), net		784	—	784
Interest expense		(19,793)	—	(19,793)

Income from continuing operations before income taxes and income from equity method investments		89,548	(55,781)	145,329

Income taxes		(30,479)	12,534	(43,013)

Income from equity method investments		9,218	—	9,218

Income from continuing operations		68,287	(43,247)	111,534
Income from discontinued operations		57,568	—	57,568

Net income including non-controlling interests		125,855	(43,247)	169,102
Net income attributable to non-controlling interests		(233)	—	(233)

Net income attributable to H.B. Fuller		$125,622	$(43,247)	$168,869

Basic income per common share attributable to H.B. Fuller[4,a]

Income (loss) from continuing operations		1.37	(0.87)	2.25
Income from discontinued operations		1.16	—	1.16

		$2.53	$(0.87)	$3.41

Diluted income per common share attributable to H.B. Fuller[4,a]
Income (loss) from continuing operations		1.34	(0.85)	2.20 [1]
Income from discontinued operations		1.14	—	1.14

		$2.48	$(0.85)	$3.34

Weighted-average common shares outstanding:
Basic		49,571	49,571	49,571
Diluted		50,618	50,618	50,618

a Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

			Adjusted
	14 Weeks Ended		14 Weeks Ended
	December 3, 2011	Adjustments	December 3, 2011
Net revenue	$401,545	$—	$401,545
Cost of sales	(289,284)	—	(289,284)

Gross profit	112,261	—	112,261

Selling, general and administrative expenses	(76,680)	—	(76,680)
Special charges, net	(7,499)	(7,499)	—
Other income (expense), net	2,170	—	2,170
Interest expense	(2,895)	—	(2,895)

Income from continuing operations before income taxes and income from equity method investments	27,357	(7,499)	34,856

Income taxes	(7,753)	1,747	(9,500)

Income from equity method investments	2,575	—	2,575

Net income from continuing operations	22,179	(5,752)	27,931

Income from discontinued operations	4,418	—	4,418

Net income including non-controlling interests	26,597	(5,752)	32,349

Net income attributable to non-controlling interests	(188)	—	(188)

Net income attributable to H.B. Fuller	$26,409	$(5,752)	$32,161

Basic income per common share attributable to H.B. Fuller[a]
Income (loss) from continuing operations	0.45	(0.12)	0.57
income from discontinued operations	0.09	—	0.09

	$0.54	$(0.12)	$0.66

Diluted income per common share attributable to H.B. Fuller[a]
Income (loss) from continuing operations	0.45	(0.12)	0.56 [1]
income from discontinued operations	0.09	—	0.09

	$0.53	$(0.12)	$0.65

Weighted-average common shares outstanding:
Basic	48,937	48,937	48,937
Diluted	49,821	49,821	49,821

a Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

			Adjusted
	53 Weeks Ended		53 Weeks Ended
	December 3, 2011	Adjustments	December 3, 2011
Net revenue	$1,444,085	$—	$1,444,085
Cost of sales	(1,040,253)	—	(1,040,253)

Gross profit	403,832	—	403,832

Selling, general and administrative expenses	(286,871)	—	(286,871)
Special charges	(7,499)	(7,499)	—
Asset impairment charges	(332)	—	(332)
Other income (expense), net	4,101	—	4,101
Interest expense	(10,811)	—	(10,811)

Income from continuing operations before income taxes and income from equity method investments	102,420	(7,499)	109,919

Income taxes	(31,211)	1,747	(32,958)
Income from equity method investments	9,006	—	9,006

Income from continuring operations	80,215	(5,752)	85,967

Income from discontinued operations	8,832	—	8,832

Net income including non-controlling interests	89,047	(5,752)	94,799

Net loss attributable to non-controlling interests	58	—	58

Net income attributable to H.B. Fuller	$89,105	$(5,752)	$94,857

Basic income per common share attributable to H.B. Fuller[a]
Income (loss) from continuing operations	$1.64	$(0.12)	$1.75
Income from discontinued operations	$0.18	$—	$0.18

	$1.82	$(0.12)	$1.94

Diluted income per common share attributable to H.B. Fuller[a]
Income (loss) from continuing operations	$1.61	$(0.12)	$1.72 [1]
Income from discontinued operations	$0.18	$—	$0.18

	$1.79	$(0.12)	$1.90

Weighted-average common shares outstanding:
Basic	48,991	48,991	48,991
Diluted	49,866	49,866	49,866

a Income per share amounts may not add due to rounding

[1]

Adjusted diluted earnings per share (EPS) from continuing operations is a non-GAAP financial measure. First, second, third and fourth quarters of 2012 exclude special charges associated with two previously announced events: the EIMEA business transformation project and the expenses associated with the Forbo acquisition integration project, which have been combined and are now referred to as the “business integration”. Special charges, net amounted to $6.5 million, $32.1 million, $4.7 million and $9.2 million on a pre-tax basis ($0.14, $0.47, $0.08 and $0.15 per diluted share) in the first, second, third and fourth quarters, respectively. During the fourth quarter of 2011, these costs amounted to $7.5 million on a pre-tax basis ($0.12 per diluted share in Q4 2011 and $0.11 per diluted for the full year 2011). During the second quarter of 2012, the Company recorded a one-time negative impact of the fair value step-up on the inventory acquired with the Forbo business on the gross profit margin line of the income statement. On a pre-tax basis, this “step-up” amounted to $3.3 million dollars ($0.05 per diluted share). Lastly, during the third quarter of 2012, various discrete items impacted the quarter’s results. These tax items had a positive impact on net income of $1.7 million dollars ($0.03 per diluted share). A reconciliation to reported earnings per diluted share is provided in the tables above.

[2]

Regional operating income is defined as gross profit less SG&A expense. Items that are reported on the special charges line of the income statement are excluded from the regional operating income calculation. In Q4 2011, special charges, net totaled $7.5 million. In Q1, Q2, Q3 and Q4 2012, special charges, net totaled $6.5 million, $32.1 million, $4.7 million and $9.2 million, respectively.

[3]

EBITDA is a non-GAAP financial measure defined on a consolidated basis as gross profit, less SG&A expense, plus depreciation expense, plus amortization expense. On a regional basis it is defined as operating income, plus depreciation expense, plus amortization expense. EBITDA margin is defined as EBITDA divided by net revenue.

[4]	Regional operating margin is a non-GAAP financial measure defined as gross profit, less SG&A expense, divided by net revenue.